CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

Amendment 5
To the Distributor Agreement between
Avnet, Inc. and Aruba Networks, Inc.

This Amendment 5 (“Amendment) is effective February 1, 2013 (“Effective Date”), to the Distributor Agreement (the “Agreement”) effective June 15, 2007, between Aruba Networks, Inc. (“Aruba”) and Avnet, Inc. (“Avnet”).

WHEREAS, Aruba desires to fund certain positions at Avnet that will be partially dedicated to assisting Avnet’s customers to sell Aruba products;

NOW, THEREFORE, the parties agree as follows:

1.	From the Effective Date, Avnet shall maintain a minimum of one full-time Partner Development Manager (“PDM”), dedicated to assisting Avnet’s customers to sell Aruba products.

2.
This full-time funded position will be at all times employees of Avnet and, as such, Avnet will be responsible for all issues related to hire, review, discipline, supervision, direction, control and termination, however, Avnet agrees to use reasonable efforts to replace the PDM assigned to Aruba if PDM does not perform to mutually agreed upon goals. In addition, Avnet will be responsible for payment of all compensation, benefits and employer taxes relating to such persons (including workers’ compensation and disability).

3.
PDM and Avnet will hold regular and consistent communications with Aruba, including, but not limited to weekly updates regarding on-going sales and programs through mutually acceptable methods (reporting tools, phone calls). PDM is responsible for driving Aruba sales through partner training, enablement, outreach and recruitment based on mutually agreed upon business goals. Avnet and Aruba will discuss any feedback on the performance of PDM during the term of this Amendment, in order to ensure all objectives are being met in a satisfactory manner. PDM responsibilities shall include, but shall not be limited to, the following:

a.	Meet with VARs in person and over conference calls and webinars and position Aruba solutions.

b.	Perform sales training within Avnet for account managers and business development managers.

c.	Represent Aruba at regional and national Avnet meetings and conferences.

d.	Assist in partner recruitment and on-boarding; work with CAMs to understand whitespaces and partner profiles.

e.	Assist in driving reseller marketing programs.

f.	Attend Aruba webinars, stay up to speed on product and technology updates.

g.	Participate in weekly calls.

The Aruba Distribution Manager for Avnet shall have input into the activities of the PDM, in conjunction with the PDM’s management team. The PDM’s goals, objectives, and job performance measurements shall be agreed upon, and documented. This shall serve as the basis for performance

CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

measurement, evaluation, and activity management of the PDM. The PDM shall obtain and hold a current Aruba Sales Specialist certification.

4.	Aruba shall remit [***] to Avnet to fund this position. Such amount shall be payable in [***] installments ([***]) within [***] of invoice date.

5.	This Amendment represents the entire agreement of the parties with respect to the subject matter contained herein.

6.	This Amendment may not be modified except by a writing signed by both parties.

7.	Except as specified herein, this Amendment is governed by all other terms and conditions in the Agreement.

8.	Confidentiality:
A) The terms of this Amendment are confidential and proprietary. In addition to this Amendment, if either party receives written information which is marked "Confidential" or "Proprietary" by the other party, the receiving party will not use such information except in the performance of this Amendment, and to treat such information in the same manner as it treats its own confidential information.  Either party shall not disclose confidential information to any third party.
B) The obligation to keep information confidential will not apply to any such information that has been disclosed in publicly available sources; is, through no fault of the party receiving the confidential information, hereafter disclosed in a publicly available source; is in the rightful possession of the party receiving the confidential information without an obligation of confidentiality; or is required to be disclosed by operation of law.
C) The obligation not to disclose will be until the Amendment expiration date or two years from the date of receipt of Confidential Information (whichever is longer).

9.
The term of this Amendment shall be one (1) year from the Effective Date, and unless terminated as provided herein will renew automatically for successive one year terms (“Term”). The parties agree that either party may terminate this Amendment for material breach of this Amendment by the other party (including a failure of Avnet to fill the Funded Headcount positions), provided that the terminating party gives notice of the material breach to the breaching party and allows the breaching party sixty (60) days to cure such breach and prevent termination of this Amendment. Either Aruba or Avnet may terminate this Amendment for convenience by providing ninety (90) days written notice to Avnet. In the event of any termination of this Amendment, Avnet shall provide to Aruba a pro-rated refund of fees paid based on the date of termination.

Aruba Networks, Inc.	Avnet, Inc.

By: /s/ Ava Hahn	By: /s/ Scott Look

Printed Name: Ava Hahn	Printed Name: Scott Look

Title: General Counsel	Title: VP and General Manager

Date: May 17, 2013	Date: May 20, 2013

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.